                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

To the Directors of
Sigma Coatings B.V.:

     We consent to the incorporation by reference in the Registration Statement of PetroFina S.A. on Form F-3 (File No. 333-49315) of our report dated March 23, 1999, appearing in the Annual Report on Form 20-F of PetroFina S.A. for the year ended December 31, 1999, relating to the balance sheet of Sigma Coatings B.V. as of December 31, 1998 and 1997 and the related statements of income, comprehensive income, shareholders' equity and cash flows for each of the two years ended December 31, 1998.

KPMG Accountants N.V.

/s/  KPMG Accountants N.V.
---------------------------------------------------------
Ref: J.F.C. van Everdingen

July 3, 2000

                                       E-6